UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2021 (November 19, 2021)
Commission File Number: 1-35106

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 19, 2021, the Board of Directors (the “Board”) of AMC Networks Inc. (the “Company”) elected Christina Spade to serve as the Company’s Chief Operating Officer in addition to retaining her role as Chief Financial Officer of the Company. In connection therewith, the Company entered into an agreement with Ms. Spade (the “Amendment”) to amend the Employment Agreement by and between the Company and Ms. Spade, dated as of January 12, 2021 (the “Employment Agreement”). The Employment Agreement will remain in full force and effect except to the extent modified by the Amendment, as described below.
Pursuant to the Amendment, effective as of the date of the Amendment, Ms. Spade will continue as an employee of the Company and serve as the Company’s Chief Operating Officer and Chief Financial Officer, provided that at any time the Board appoints a successor Chief Financial Officer, her title will be Chief Operating Officer and she will no longer serve as the Company’s Chief Financial Officer. Effective as of the date of the Amendment, Ms. Spade’s annual base salary will be increased to $1,250,000. Retroactive to January 1, 2021, her annual target bonus opportunity will be increased to 175% of annual base salary. Beginning in 2022, it is expected that Ms. Spade’s participation in the Company’s long-term incentive programs will consist of annual grants of cash and/or equity awards with an aggregate target value of not less than $3,750,000, as determined by the Compensation Committee of the Board (the “Compensation Committee”). In addition to the grants of restricted stock units and cash performance awards with a combined aggregate target value of $3,000,000 that were previously granted to Ms. Spade for the 2021 award cycle, in November 2021, Ms. Spade will be recommended to the Compensation Committee for additional grants of long-term awards with an aggregate target value of $750,000, which grants will be comprised of a one-time restricted stock unit award with a target value of $375,000 and a one-time cash-performance award with a target value of $375,000.
In addition, on or as soon as reasonably practicably following the date of the Amendment, Ms. Spade will be granted a special award of restricted stock units with a target value of $500,000 (the “Special Equity Award”), which will vest on the Expiration Date (as defined in the Employment Agreement); provided that (a) the Special Equity Award will vest on a Change of Control of the Company (as defined in the award agreement for the Special Equity Award); and (b) subject to Ms. Spade’s execution and the effectiveness of the Severance Agreement (as defined in the Employment Agreement), the Special Equity Award will vest on a termination of employment (1) by the Company, (2) by Ms. Spade for Good Reason (as defined in the Employment Agreement) or (3) due to death or physical or mental disability, at which time of such termination under clauses (1), (2) or (3) Cause (as defined in the Employment Agreement) does not exist.

Item 8.01     Other Events.
The information set forth under Item 5.02 of this Form 8-K is incorporated into this Item 8.01 by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits. The following Exhibit is furnished as part of this Report on Form 8-K:

Exhibit Number	Item

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	November 22, 2021	By:	/s/ Anne G. Kelly
Anne G. Kelly
Executive Vice President and Corporate Secretary